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                                                                    EXHIBIT 99.4

                         FORM OF SHAREHOLDER ELECTION
                              EAGLE NATIONAL BANK



                             SHAREHOLDER ELECTION


     The undersigned has received and read the Proxy Statement/Prospectus dated ______________, 2000 (the "Proxy Statement") which describes a corporate reorganization whereby the New Eagle Bank will be consolidated with and into Eagle National Bank and pursuant to which ENB Bankshares, Inc. will become the sole shareholder of Eagle National Bank.

     I hereby elect to receive consideration for my shares of stock of Eagle National Bank pursuant to the reorganization as follows:

     __________     I elect to receive all shares of common stock of ENB
                    Bankshares, Inc.

     __________     I elect to receive all cash.

     __________     I elect to receive part stock consideration and part cash
                    consideration as follows:

                    _______ shares of Eagle National Bank stock for shares of ENB Bankshares common stock

                    _______   shares of Eagle National Bank stock for cash


     IF NO ELECTION IS INDICATED, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL CASH PURSUANT TO THE REORGANIZATION.

     If I elect the all cash option in the reorganization, I understand that the selling directors have agreed to cause the Park Cities bank to grant to me the right to invest the cash proceeds received pursuant to the reorganization in the Park Cities bank, which is being established to acquire the bank's Park Cities branch.


Date: _________________       ________________________________________________
                              Signature


                              ________________________________________________
                              Printed Name


                              ________________________________________________
                              Signature if Jointly Held


                              ________________________________________________
                              Printed Name